Exhibit J

CONFIDENTIAL DRAFT

Pro Forma Assumptions

•	Market volumes based on mutually agreed upon growth projections

•	NYSE growth of 10.0%, 25.0% and 10.0% in 2005E, 2006E and 2007E, respectively

•	NASDAQ growth of 10.0% in 2005E, 2006E and 2007E

•	AMEX growth of -7.8%, -20.0% and 5.0% in 2005E, 2006E and 2007E, respectively

•	Pro forma combined market share assumptions

•	NYSE market share of 80.0% and 80.0% in 2006E and 2007E, respectively

•	NASDAQ market share of 26.0% and 27.5% in 2006E and 2007E, respectively

•	AMEX market share of 30.5% and 33.5% in 2006E and 2007E, respectively

•	Army projections include the derivatives business (Parrot) and exclude WAVE

•	Transaction synergies are calculated in addition to Navy’s currently anticipated expense reductions and are based on mutually agreed upon expense savings

•	Total 2006E pretax expense synergies of $73mm ($37mm assuming 50% phase-in)

•	Total 2007E pretax expense synergies of $81mm

•	Synergies are phased-in 50% in 2006E and 100% in 2007E

•	Projections exclude any potential revenue synergies

•	Pro forma corporate tax rate of 41.5%, but tax rate on the interest income from half of excess cash is 5%

•	Assumes 15% of excess purchase price is allocated to identifiable intangibles and amortized over 5 years

CONFIDENTIAL DRAFT

Market Volume Assumptions

Target Combined Market Share of 80% by Q4 2006E

	2005E					2006E					2007E
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Total Trading Volume (mm)
NASDAQ	132,135	126,144	115,716	126,988	500,982	145,348	138,758	127,287	139,687	551,081	159,883	152,634	140,016	153,656	606,189
% Growth		-4.5%	-8.3%	9.7%	10.0%	14.5%	-4.5%	-8.3%	9.7%	10.0%	14.5%	-4.5%	-8.3%	9.7%	10.0%
AMEX	17,690	17,910	16,090	17,115	68,805	14,152	14,328	12,872	13,692	55,044	14,860	15,044	13,516	14,377	57,796
% Growth		1.2%	-10.2%	6.4%	-7.8%	-17.3%	1.2%	-10.2%	6.4%	-20.0%	8.5%	1.2%	-10.2%	6.4%	5.0%
NYSE	127,028	133,275	117,136	129,006	506,444	158,784	166,594	146,420	161,257	633,055	174,663	183,253	161,062	177,383	696,361
% Growth		4.9%	-12.1%	10.1%	10.0%	23.1%	4.9%	-12.1%	10.1%	25.0%	8.3%	4.9%	-12.1%	10.1%	10.0%
Trading Days	61	64	64	63	252	62	63	63	63	251	62	63	63	63	251
Average Daily Trading Volume (mm)
NASDAQ	2,166	1,971	1,808	2,016	1,988	2,344	2,203	2,020	2,217	2,196	2,579	2,423	2,222	2,439	2,415
AMEX	290	280	251	272	273	228	227	204	217	219	240	239	215	228	230
NYSE	2,082	2,082	1,830	2,048	2,010	2,561	2,644	2,324	2,560	2,522	2,817	2,909	2,557	2,816	2,774
Standalone Army Market Share
% of NASDAQ	24.5%	24.5%	24.5%	24.5%	24.5%	26.0%	26.0%	26.0%	26.0%	26.0%	27.5%	27.5%	27.5%	27.5%	27.5%
% of AMEX (ETFs)	24.4%	24.1%	23.9%	23.6%	24.0%	26.2%	25.7%	25.2%	24.7%	25.4%	27.2%	26.7%	26.2%	25.7%	26.4%
% of NYSE	2.8%	3.8%	4.7%	5.7%	4.2%	6.4%	6.9%	7.4%	7.8%	7.1%	8.3%	8.8%	9.3%	9.8%	9.1%
% of AMEX (Non-ETFs)	3.1%	3.4%	3.6%	3.9%	3.5%	4.3%	4.8%	5.3%	5.8%	5.1%	6.3%	6.8%	7.3%	7.8%	7.1%
Pro Forma Navy Market Share
% of NYSE	80.0%	80.0%	80.0%	80.0%	80.0%	73.6%	73.1%	72.6%	72.2%	72.9%	71.7%	71.2%	70.7%	70.2%	70.9%
Pro Forma Combined Market Share
% of NYSE	82.8%	83.8%	84.7%	85.7%	84.2%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%
Army Trading Behavior for Navy Listings
% Crossed	54.4%	55.7%	57.0%	58.3%	56.3%	85.0%	85.0%	85.0%	85.0%	85.0%	99.0%	99.0%	99.0%	99.0%	99.0%
% Inbound Preference	18.2%	18.4%	18.7%	19.0%	18.6%	7.5%	7.5%	7.5%	7.5%	7.5%	0.5%	0.5%	0.5%	0.5%	0.5%
% Outbound Preference	27.4%	25.9%	24.3%	22.7%	25.1%	7.5%	7.5%	7.5%	7.5%	7.5%	0.5%	0.5%	0.5%	0.5%	0.5%

CONFIDENTIAL DRAFT

Navy Standalone Projections

Listed Market Share of 75% by Q4 2006E

($ in millions)

	Historical		Projected			CAGR
	2003	2004	2005E	2006E	2007E	’03-’04	’05E-’07E
Revenues
Transaction Fees	$157.2	$153.6	$162.1	$194.7	$208.9	(2.3)%	13.5%
Market Data (Net)	172.4	167.6	183.8	201.0	211.9	(2.8)	7.4
Listings	294.6	320.9	319.3	327.3	342.3	8.9	3.5
Regulatory	124.7	121.3	126.5	137.6	152.0	(2.8)	9.6
Floor and Membership	71.5	58.7	54.8	71.8	72.3	(17.9)	14.9
Data Processing	224.8	220.6	200.6	167.0	145.4	(1.8)	(14.9)
Trading Rights Revenue	0.0	0.0	0.0	25.0	25.0	NA	NA
Other	5.5	17.8	15.2	10.0	10.0	224.4	(18.8)

Total Revenues	$1,050.6	$1,060.4	$1,062.1	$1,134.5	$1,167.8	0.9%	4.9%

Expenses
Compensation & Benefits	$380.8	$375.0	$377.5	$343.7	$333.1	(1.5)%	(6.1)%
Systems - SIAC	253.1	266.1	256.5	240.2	222.8	5.1	(6.8)
Systems - All Other	95.4	85.7	92.4	76.5	71.7	(10.1)	(11.9)
Depreciation & Amortization	57.4	63.4	67.5	66.4	65.6	10.3	(1.4)
Marketing & Promotion	14.6	18.6	10.8	12.2	13.8	27.5	13.0
Legal	12.5	28.2	14.3	13.2	11.8	125.7	(9.5)
Consultants & Professional	74.5	98.5	95.4	82.4	76.7	32.2	(10.3)
Occupancy	47.6	48.6	50.7	47.2	46.9	2.0	(3.8)
Other G&A	51.0	55.0	57.4	52.0	49.7	7.8	(7.0)

Total Expenses	$986.8	$1,039.0	$1,022.6	$933.8	$892.1	5.3%	(6.6)%

Operating Income	$63.8	$21.4	$39.5	$200.6	$275.7	(66.4)%	164.2%

% Growth		-66.4%	84.6%	407.8%	37.4%
Interest Income	23.5	15.6	20.7	24.8	29.9	(33.9)%	20.1%
Income Tax Expense	(36.4)	(11.3)	(17.8)	(78.9)	(106.9)	(68.9)	145.0
Equity in Subsidiaries	0.0	0.0	0.0	0.0	0.0	NA	NA
Minority Interest	(1.3)	(1.0)	(2.2)	(3.1)	(3.3)	(22.1)	23.0

Net Income	$49.7	$24.6	$40.2	$143.5	$195.3	(50.4)%	120.4%

% Growth		-50.4%	63.2%	256.8%	36.1%

CONFIDENTIAL DRAFT

2005E Headcount Analysis

Base Case Synergies

($ in thousands)

	Employees			Reduction Scenario				Cost Per Employee	Base Case Synergies
Division	Navy	Army	Total	Base	Medium	High	Zero
Global Corporate Client Group	104	8	112	9	18	27	0	$177.6	$1,598.8
Market Information	27	3	30	7	14	21	0	177.6	1,243.5
Member Services	10	0	10	5	10	10	0	177.6	888.2
Regulation	741	0	741	0	0	0	0	177.6	0.0
Floor Broker Support Services	1	0	1	1	1	1	0	177.6	177.6
Finance	69	20	89	20	40	60	0	100.0	2,000.0
Specialist Support Services	1	18	19	1	2	3	0	177.6	177.6
Office of the CEO	22	5	27	4	8	12	0	177.6	710.6
General Counsel	39	14	53	10	20	30	0	177.6	1,776.4
ETF	5	1	6	5	6	6	0	177.6	888.2
Fixed Income	3	0	3	0	0	0	0	177.6	0.0
Real Estate & Facilities	100	0	100	10	20	30	0	90.0	900.0
Communications	62	6	68	10	20	30	0	177.6	1,776.4
Technology	159	117	276	100	200	276	0	177.6	17,764.0
Competitive Position	6	0	6	6	6	6	0	390.0	2,340.0
Floor Operations	171	11	182	0	0	0	0	177.6	0.0
Government Relations	13	0	13	3	6	9	0	177.6	532.9
Hearing Board	5	0	5	0	0	0	0	177.6	0.0
Human Resources Group	67	6	73	20	40	60	0	100.0	2,000.0
Institutional Services	8	0	8	0	0	0	0	177.6	0.0
Market Development	3	2	5	0	0	0	0	177.6	0.0
Research	15	0	15	5	10	15	0	200.0	1,000.0
Security	110	0	110	0	0	0	0	177.6	0.0
Army Europe	0	3	3	0	0	0	0	177.6	0.0
WAVE	0	27	27	0	0	0	0	177.6	0.0
Derivatives	0	2	2	0	0	0	0	177.6	0.0
Sales	0	11	11	0	0	0	0	177.6	0.0
Administration	0	5	5	0	0	0	0	177.6	0.0
Connectivity	0	13	13	0	0	0	0	177.6	0.0
Bulletin Board	0	3	3	0	0	0	0	177.6	0.0

Total	1,741	275	2,016	216	421	596	0		$35,774.1

Reduction as % of Total Headcount				10.7%	20.9%	29.6%	0.0%
Reduction as % of Navy Headcount				12.4%	24.2%	34.2%	0.0%
Reduction as % of Navy Headcount (ex. Regulation, Floor & Security)				30.0%	58.6%	82.9%	0.0%

CONFIDENTIAL DRAFT

Total Synergies

($ in millions)

	Total Pretax Synergies
	Base Case		Medium Case		High Case
	2006	2007	2006	2007	2006	2007
Employee compensation & benefits	$17.9	$39.4	$34.2	$82.0	$47.8	$124.2
Depreciation	2.0	4.4	4.0	9.6	6.0	15.6
Amortization	0.0	0.0	0.0	0.0	0.0	0.0
Systems & communications	7.5	16.5	15.0	36.0	22.5	58.5
Marketing and promotion	5.0	11.0	10.0	24.0	15.0	39.0
Legal and professional	0.0	0.0	0.0	0.0	0.0	0.0
Occupancy	1.0	2.2	2.0	4.8	3.0	7.8
General and administrative	3.3	7.3	6.3	15.2	8.9	23.0

Total Synergies	$36.7	$80.7	$71.5	$171.6	$103.1	$268.1

% of Army’s Expenses (ex. WAVE)	17.1%	35.6%	33.4%	75.7%	48.1%	118.3%
% of Navy’s Consolidated Expenses	3.9%	9.1%	7.7%	19.2%	11.0%	30.1%

Note: Assumes synergies phase-in 50% in 2006E and 100% in 2007E.

CONFIDENTIAL DRAFT

Pro Forma Consolidated Projections

Combined Listed Market Share of 80%, Medium OTC Market Share

($ in millions)

	2006E	2007E	Growth ’06E-’07E
Revenues
Execution revenue	$788.8	$915.6	16.1%
Market data fees	267.4	290.4	8.6
Listing fees and other	339.5	354.7	4.5
Regulatory, floor and other Navy	386.4	379.7	(1.7)
Trading rights revenue	25.0	25.0	0.0

Total revenues	$1,807.2	$1,965.4	8.8%

Cost of Revenues
Providing liquidity	$258.9	$304.6	17.6%
Routing fees	95.3	105.0	10.1
Clearance, brokerage and exchange	10.5	10.7	2.7

Total cost of revenues	$364.7	$420.3	15.3%

Gross margin	$1,442.5	$1,545.0	7.1%
Gross margin %	79.8%	78.6%

Indirect costs
Employee compensation and benefits	$392.2	$358.2	(8.7)%
Depreciation and amortization	129.0	130.2	0.9
Systems & communications	335.1	306.4	(8.6)
Marketing and promotion	37.7	36.4	(3.6)
Legal and professional	107.6	101.4	(5.7)
Occupancy	61.1	60.6	(0.7)
General and administrative	74.4	70.3	(5.6)

Total indirect costs	$1,137.1	$1,063.5	(6.5)%

Operating income	$305.4	$481.6	57.7%
Operating margin %	16.9%	24.5%

Interest income	23.2	29.3	26.5%
Income tax expense	(131.3)	(205.6)	56.6
Minority interest	(3.1)	(3.3)	7.7

Net income	$194.3	$302.0	55.5%

Cash and securities	$1,010.1	$1,337.3	32.4%
Equity	1,909.2	2,211.3	15.8
Total assets	2,949.9	3,285.3	11.4
ROAE	10.5%	14.7%